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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Forms S-3 (Nos. 333-130830 and 333-129131) and Form S-8 (No. 333-118275) of American
Campus Communities Inc., of our reports dated March 10, 2006, with respect to the consolidated financial statements of American Campus Communities Inc., American Campus Communities Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Campus Communities Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Austin, Texas
March 10, 2006